Opening doors to the future®

Exhibit 99.3

2016-2017 STRATEGIC OUTLOOK

February 2016



Katella Grand I – Orange County, CA
Recently Developed West Coast Development JV







UDR, Inc. (NYSE: UDR), has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive real estate properties in primary U.S. markets

- S&P 400 Company
- $14.5 Billion Enterprise
- 2016 Annualized Dividend of $1.18, ~3.3% Yield

CFO:
Tom Herzog
720.283.6139

Investor Relations:
Shelby Noble
720.922.6082

Opening doors to the future®

TABLE OF CONTENTS



Capitol View on 14th – Washington, D.C.
Wholly Owned

STRATEGIC OBJECTIVES - OVERVIEW

We remain focused on executing UDR's long-term strategic objectives that will continue to generate safe, consistent cash flow growth and optimize shareholder value

1 Drive organic growth / expand margins and improve resident / associate satisfaction through our best-in-class operating platform

2 Allocate capital to accretive opportunities, including development, that strengthen our market mix and portfolio quality



3 Accretively fund growth and maintain a strong and flexible balance sheet

↓

Generate High-Quality Cash Flow Growth to Grow the Dividend and NAV per share

↓

Drive Total Shareholder Return (TSR)

REVIEW OF 2015 – RESULTS VS. PLAN

2015 results kept us in-line with or ahead of the majority of objectives set forth in previous 3-year Plans

OPERATIONS	2013A-2015A VS. ORIGINAL 2013-2015 THREE-YEAR PLAN (1)	2014A-2016E VS. PRIOR 2014-2016 THREE-YEAR PLAN (2)	2015A-2016E VS. PRIOR 2015-2016 TWO-YEAR PLAN (3)
SS Revenue Growth	+225 bps	+430 bps	+335 bps
SS Expense Growth	(85) bps	(70) bps	+50 bps
SS NOI Growth	+375 bps	+630 bps	+445 bps

CAPITAL ALLOCATION

Stabilized Develop. Yield versus Cap Rate Spread	Exceeded 150-200 bps targeted range	Exceeded 150-200 bps targeted range	Exceeded 150-200 bps targeted range

BALANCE SHEET

Leverage	(290) bps	(250) bps	(100) bps
Net Debt-to-EBITDA	(.60)x	(.40)x	(.10)x
Fixed Charge Coverage	+.95x	+.60x	+.30x

CASH FLOW AND DIVIDEND GROWTH

FFO as Adj./sh Growth	+680 bps	+665 bps	+395 bps
AFFO/sh Growth	+755 bps	+740 bps	+520 bps
Dividend/sh Growth	In-Line with AFFO	In-Line with AFFO	In-Line with AFFO

(1) Published in February 2013.
(2) Published in February 2014.
(3) Published in February 2015.

Green = Ahead; ←→ = In-Line; Red = Behind

OPERATIONAL EXCELLENCE

Our best-in-class operating platform is a competitive advantage that differentiates UDR and continues to generate strong results versus peers

… LED TO STRONG SS REVENUE GROWTH WHICH HAS OUTPACED THAT OF PEERS SINCE INITIATING OUR STRATEGIC PLAN IN 2013[(1)]



6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
UDR
Peer Average
US

SINCE 2013…

- Increased SS and Total Revenue per Occupied Home by $374 and $398, respectively, or 26%
- Grew SS Occupancy by 100 bps to 96.7%
- Reduced SS Turnover by 310 bps to 51.9%
- Improved SS NOI margins to 71.5% from 69.3%

(1) Excludes historical AEC, BRE, CLP and HME results.
Source: Company, MF peer documents and Axiometrics.

OPERATIONS – SUSTAINABLE IMPROVEMENT

Implementing operating efficiency initiatives that boost revenue growth or reduce expenses will continue to be a part of UDR's DNA

Primary Enhancements to Operating Platform

Current Enhancements

Enhancement	Details
Reduce Average Days Vacant	• 6 Day reduction since 2012 through lease expiration management and unit turn efficiency
Repair and Maintenance Efficiencies	• R&M costs 10% lower than typical expectations since Year End 2012
Resurrecting Discarded Rental Leads	• Sourced ~1,050 incremental leases since 2014 through our corporate outbound call center
Resident Package Management	• Provided a needed service to our residents and reduced packaged clutter

Potential Future Enhancements

Enhancement	Details
Paperless Office	• Simplify documentation process and provide better audit trail • Reduces cost and saves time
Energy Efficiency/ Conservation	• Promote sustainability through advancements in lighting, heating and cooling • Water conservation
Ultra High-Speed Internet	• A new amenity for our residents
Parking Solutions	• Assess parking opportunities across the portfolio

Continuously improving our operating platform is a significant competitive advantage. Incremental efficiency opportunities will serve to maintain this advantage for years to come.

Source: Company documents.

OPERATIONS – OPERATING INITIATIVES

The impact to our bottom-line from some of our current operating initiatives is quantified below

1 REDUCE DAYS VACANT

- 6 days recovered since 2012

Impact of 6 Day Reduction	• $6.6M in Additional NOI

2 INCREASE MAINTENANCE STAFF EFFICIENCY

- Use efficiency gains to bring more R&M work in-house
- Approximately 60 minutes per day recovered since 2012

Impact of 1 Hour Recovered	• $3.2M in Additional NOI

3 RESURRECT DISCARDED RENTAL LEADS

- Use a corporate outbound call center to reach out to discarded rental leads to gauge interest
- ~400 incremental leases sourced in 2014 and ~650 sourced in 2015

Impact of 525 Additional Average Annual Leases	• $5.4M in Additional NOI

4 INTERNALIZE COLLECTIONS DEPARTMENT

- Use internal collections specialists to improve bad debt collections through experience and realizing internal efficiencies
- Reduced expenses paid to 3rd party collection agency

Impact of Internalized Collections Department	• $1.2M in Additional NOI

Source: Company documents.

CAPITAL ALLOCATION - DEVELOPMENT

UNDERWAY AND COMPLETED, NON-STABILIZED DEVELOPMENT

- **Size:** 1,689 homes at 100%
- **Cost:** $670M, $587K per home at 100%
- **Spent to Date:** $370M (~55% of equity commitment)
- Wtd. avg. yield vs. cap rate spread of ~245bps

- **Completion timeline of remaining underway development:**
  - **2016**: $162M
  - **2017:** $166M
  - **2018:** $342M

WEST COAST DEVELOPMENT JV

- **Size:** 1,533 homes at 100%
- **Going In Value:** $559M (UDR Share: $271M), $365K per home at 100%

- **Completion timeline of remaining underway development:**
  - **2016**: $215M
  - **2017:** $56M


Seattle
2 West Coast JVs, $86M
1 land parcel
San Francisco
2 underway assets, $212M
1 land parcel
Los Angeles
1 underway asset, $54M
1 West Coast JV, $61M
5 land parcels, 2 entitled
Orange County
2 underway assets, $405M
2 West Coast JVs, $124M
Dallas
2 land parcels (2), 2 entitled
Boston
2 land parcels, 2 entitled

SHADOW PIPELINE

UDR WHOLLY-OWNED LAND STATS (1)

- **Parcels:** 5 total; 3 entitled
- **Locations:** Boston, Dallas, Los Angeles
- **Cost Basis:** $81M
- **Potential Homes:** 600-900 homes
- **Potential Construction Cost:** $400-$500M

UDR/METLIFE JV LAND STATS AT 100%

- **Parcels:** 6 total; 3 entitled
- **Locations:** Seattle, Los Angeles, SF Bay Area, Dallas
- **Cost Basis:** $162M; UDR share is $49M
- **Potential Homes:** 2,800-3,200 homes
- **Potential Construction Cost:** $850-$950M; UDR share: $400-$500M

POTENTIAL SHADOW PIPELINE VALUE CREATION FOR UDR: $425 TO $475M

(1) Includes consolidated joint ventures of which UDR owns 95%.
(2) A portion of the Dallas land is wholly-owned and a portion is held in the UDR/MetLife Vitruvian Park® Joint Venture.
Note: Dollar amounts presented at UDR's ownership interest unless otherwise noted.
Source: Company documents.

CAPITAL ALLOCATION – VALUE CREATION

Development remains our most attractive capital allocation opportunity

Targeted Average Initial Returns Available to UDR



Acq.
Market Cap Rate: 4.5%
Dev.
+175bp Spread
= Stabilized Yield: 6.3%
2%
3%
4%
5%
6%
7%
8%

Cash flow/sh and NAV/sh growth are expected to remain strong as developments stabilize

Under Construction Developments – $670M
+ Stabilized, Non-Mature Developments[1] – $567M
= Total Development – $1.25B is expected to create ~$450-550M in NAV

Expected Cash Flow/sh Accretion Upon Stabilization



$0.08
$0.06
$0.04
$0.02
$0.00
$0.07
Accretion

Expected NAV/sh Accretion



$2.00
$1.50
$1.00
$0.50
$0.00
$1.75
Accretion

West Coast Development Joint Venture Initial all-in price– $271M
+ Steele Creek Participating Debt Investment– $93M
= Total Additional Investment – $364M is expected to create ~$80M in NAV

(1) Includes 13th & Market – San Diego, 100 Pier 4 – Boston, MA; Beach and Ocean – Huntington Beach, CA, Fiori – Dallas, DelRay Tower– Alexandria, VA; and Los Alisos – Mission Viejo, CA.
Source: Company documents.

UDR'S DEVELOPMENTS

Some of our recent developments are presented below

STABILIZED, NON-MATURE DEVELOPMENTS


Beach & Ocean I Huntington Beach, CA
Completed: 2014


Los Alisos I Mission Viejo, CA
Completed: 2014


100 Pier 4 I Boston, MA
Completed: 2015


DelRay Tower I Alexandria, VA
Completed: 2015

UNDER CONSTRUCTION DEVELOPMENTS


3033 Wilshire I Los Angeles, CA
Estimated Completion: 2017


Pacific City I Huntington Beach, CA
Estimated Completion: 2018


399 Fremont I San Francisco, CA
Estimated Completion: 2016

BALANCE SHEET AND FUNDING SOURCES

Our debt metrics will continue to improve organically…

METRIC	YE 2015A	YE 2016E	YE 2017E
Debt-to-Assets	34.6%	33% to 35%	32% to 34%
Net Debt-to-EBITDA	5.7x	5.3x to 5.7x	5.0x to 5.4x
Fixed Charge Coverage	4.1x	4.1x to 4.5x	4.3x to 4.7x

…and we will continue to further improve our credit profile and lower our debt financing costs whenever such opportunities present themselves

INVESTMENT GRADE UNSECURED RATINGS

- **Moody's:** Upgraded to Baa1, stable outlook – 3Q 2014
- **S&P:** Upgraded to BBB+, stable outlook – 2Q 2015

In 2016 and 2017 we will continue to fund development and land acquisitions. Our new capital needs are reasonably sized in both years

SOURCES ($ IN MILLIONS)	2016E	2017E
New Debt and Equity and Sales Proceeds	$550 to $700	$450 to $550
Construction Loan Proceeds	$100 to $125	$20 to $60
AFFO in Excess of Rev. Enhancing Capex and Dividend	$80 to $120	$90 to $130
Revolver Draw and Other	N/A	$150 to $200
Total	**$750 to $950**	**$725 to $925**

USES ($ IN MILLIONS)	2016E	2017E
Development, Redev. and Land Acq.	$(450) to $(550)	$(450) to $(550)
Acquisitions	$0 to $(100)	$0 to $(100)
Debt Maturities incl. Principal Amort.	$(244)	$(276)
Revolver Paydown and Other	$(25) to $(75)	N/A
Total	**$(750) to $(950)**	**$(725) to $(925)**

Source: Company documents.

CASH FLOW, DIVIDEND & NAV GROWTH

After strong AFFO/sh growth in 2015, solid operating results and development earn-in (somewhat offset by reloading the development pipeline) are driving cash flow, dividend and NAV growth in 2016


AFFO/sh Growth (1)
12%
10%
8%
6%
4%
2%
11%
6-9%
5-8%
UDR 2015A
UDR 2016E
UDR 2017E


NAV/sh Growth (2)
12%
10%
8%
9-11%
8-10%
UDR 2016E
UDR 2017E

Components of UDR's 2016E AFFO/sh growth at 7.5% growth midpoint


12%
10%
8%
6%
4%
2%
0%
-2%
-4%
DC Acquisition, net(3): 0.75%
Development Earn-In: 1.70%
SS/Non-SS NOI: 8.30%
Other, net (4): (3.25)%
Nets to 7.5% growth at the midpoint

(1) Dividend/sh is expected to grow with AFFO/sh in 2016 and 2017.
(2) Flat cap rate expectation.
(3) Includes dilutive impact of 1031 Exchange dispositions
(4) Other, net includes impact from real estate dispositions, rising interest rates. lower income tax benefit, loss of 3rd party property management fees, debt issuances/maturities and other miscellaneous items

Source: Company documents and forecasts.

2016 / 2017 EXPECTATIONS

$ IN MILLIONS, EXCEPT PER SHARE	2015A	2016E	2017E
EARNINGS			
FFO per Share	$1.66	**$1.75 to $1.81**	$1.88 to $1.94
FFO as Adjusted per Share	$1.67	**$1.75 to $1.81**	$1.86 to $1.92
AFFO per Share	$1.51	**$1.59 to $1.65**	$1.70 to $1.76
Wtd. Avg. Dil. Shares/Units (M)	276.7	**N/A**	N/A
Annualized Declared Dividend per Share	$1.11	**$1.18**	TBD
SAME-STORE OPERATIONS (YR/YR)			
Revenue Growth	5.6%	**5.50% to 6.00%**	4.75% to 5.25%
Expense Growth	3.0%	**3.00% to 3.50%**	3.25% to 3.75%
NOI Growth	6.7%	**6.50% to 7.00%**	5.25% to 5.75%
Average Physical Occupancy	96.7%	**96.6%**	N/A
OTHER ADDITIONS/DEDUCTIONS			
Consolidated Interest Exp. Net of Cap Interest	$122	**$128 to $132**	$129 to $133
Capitalized Interest (1)	$16	**$15 to $19**	$19 to $23
General and Administrative (2)	$58	**$50 to $54**	$50 to $54
Tax Benefit for TRS	$4	**$1 to $2**	**$(1) to $0**
JV FFO, incl. Fee Income Net of Adj. for FFO as Adjusted	$57	**$60 to $65**	**$75 to $80**
Non-Recurring Items:			
Dispo Related Gains & Non-Recurring Fees incl. in FFO	$10.0	**$1 to $2**	$5
LTI Transition Costs	$3.5	**$1 to $2**	$0
Average Stabilized Homes	39,501	**40,700**	TBD
Recurring Capital Expenditures per Home	$1,151	**$1,150**	TBD
Revenue Enhancing Capital Expenditures	$23	**$21 to $23**	TBD
Kitchen & Bath Capital Expenditures	$10	**$13 to $17**	TBD
One-Time Infrastructure Capital Expenditures	$4	**$2 to $3**	$0
SOURCES OF FUNDS			
New Debt and Equity and Sales Proceeds	$1,766	**$550 to $700**	$450 to $550
Construction Loan Proceeds	$68	**$100 to $125**	$20 to $60
USES OF FUNDS			
Debt Maturities incl. Principal Amortization	$537	**$244**	$276
Development / Redev. Spend and Land Acq.	$411	**$450 to $550**	$450 to $550
Acquisitions	$925	**$0 to $100**	$0 to $100
BALANCE SHEET METRICS	**YE 2015A**	**YE 2016E**	**YE 2017E**
Fixed Charge Coverage	4.1x	**4.1x to 4.5x**	4.3x to 4.7x
Net Debt-to-EBITDA	5.7x	**5.3x to 5.7x**	5.0x to 5.4x
Debt to Gross Asset Value	34.6%	**33% to 35%**	32% to 34%

(1) Excludes cap interest on JV and partnership level debt, which is included in "JV FFO, incl. Fee Income Net of Adj. for FFO as Adjusted" guidance.
(2) Includes $15M and an estimated $12M to $14M of long term incentive plan compensation expense, including $3.5M and $1.5M related to program transition expense in 2015 and 2016, respectively.
Source: Company documents.

2016 MARKET GROWTH EXPECTATIONS


West Coast:
% of SS NOI: 44%
% of Total NOI: 39%
UDR Same-Store Markets Revenue Growth(1)
Northeast
% of SS NOI: 13%
% of Total NOI: 20%
Seattle
Portland
Boston
Mid-Atlantic
% of SS NOI: 22%
% of Total NOI: 24%
New York
San Francisco
Metro Washington, DC
Baltimore
Monterey Peninsula
Richmond
Los Angeles
Nashville
O.C.
Other Southern CA
Dallas
Orlando
Austin
Tampa
> 6.0% Revenue Growth
5.5% to 6.0% Revenue Growth
<5.5% Revenue Growth
Southwest:
% of SS NOI: 7%
% of Total NOI: 7%
Southeast:
% of SS NOI: 14%
% of Total NOI: 10%

Market	% of 4Q15 Total NOI	% of 4Q15 SS NOI	Market	% of 4Q15 Total NOI	% of 4Q15 SS NOI	Market	% of 4Q15 Total NOI	% of 4Q15 SS NOI
Metro Wash., D.C.	18.1%	14.1%	Dallas	4.6%	4.8%	Monterey Peninsula	2.6%	3.7%
New York	12.1%	8.2%	Baltimore	4.0%	5.0%	Other Southern CA	2.4%	2.0%
O.C.	12.0%	14.8%	Los Angeles	3.4%	5.1%	Austin	2.3%	2.4%
SF Bay Area	11.4%	12.3%	Orlando	3.1%	4.4%	Richmond	2.0%	2.7%
Boston	7.0%	4.7%	Nashville	3.0%	4.2%	Portland	0.8%	1.1%
Seattle	6.3%	5.1%	Tampa	2.9%	4.1%	**TOTAL**	**98.1%**	**96.8%**

Non-Core Markets: Monterey Peninsula.

(1) Revenue growth based on UDR's current 2016 market-level forecast.
Source: Company documents.

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to UDR, Inc. to AFFO is provided on page 19 of this presentation.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Discontinued Operations: Effective January 1, 2014, UDR prospectively adopted Accounting Standards Update ("ASU") No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, for all communities not previously sold or classified as held for sale. ASU 2014-08 incorporates into the definition of a discontinued operation a requirement that a disposition represent a strategic shift in an entity's operations, which resulted in UDR no longer classifying the sale of communities as a discontinued operation. Communities that meet the criteria to be classified as held for disposition subsequent to the adoption of ASU 2014-08 are presented as held for disposition in the Consolidated Balance Sheet for the current period, but do not meet the criteria to be classified as discontinued operations in accordance with ASU 2014-08.

Prior to the prospective adoption of ASU 2014-08, FASB ASC Subtopic 205.20, required, among other things, that the primary assets and liabilities and the results of operations of UDR's real properties that have been sold or are held for disposition, be classified as discontinued operations and segregated in UDR's Consolidated Statements of Operations and Consolidated Balance Sheets. Consequently, the primary assets and liabilities and the net operating results of those properties sold or classified as held for disposition prior to January 1, 2014 are accounted for as discontinued operations for all periods presented. This presentation does not have an impact on net income available to common stockholders, it only results in the reclassification of the operating results within the Consolidated Statements of Operations for the period ended December 31, 2014, and the reclassification of the assets and liabilities within the Consolidated Balance Sheet as of December 31, 2014.

During the twelve months ended December 31, 2014, UDR sold one commercial property that was classified as real estate held for disposition prior to the adoption of ASU 2014-08 and is therefore presented as a discontinued operation. The results of operations for these properties are classified on the Consolidated Statements of Operations on Attachment 1 of the Company's quarterly supplemental disclosure in the line item entitled "Income from discontinued operations, net of tax".

In thousands	4Q 2015	4Q 2014	YTD 2015	YTD 2014
Rental income	$ -	$ -	$ -	$ 147
Rental expenses	-	-	-	225
Property management	-	-	-	4
Real estate depreciation	-	-	-	-
Other operating expenses	-	-	-	21
Non-property (income)/expense	-	-	-	-
Total expenses	-	-	-	250
Income before net impairment of real estate held for disposition and net gain on the sale of depreciable property	-	-	-	(103)
Net gain on the sale of depreciable property, net of tax	-	-	-	75
Income tax benefit/(expense)	-	-	-	38
Income/(loss) from discontinued operations, net of tax	$ -	$ -	$ -	$ 10

Effective New Lease Rate Growth: The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion: The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio: The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, TRS income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on page 18.

Funds From Operations as Adjusted attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, casualty-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to UDR, Inc. to FFO as Adjusted is provided on page 19 of this presentation.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO as net income attributable to common stockholders and unitholders, excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, unvested restricted stock, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

Activities of our taxable REIT subsidiary (TRS), include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to UDR, Inc. to FFO is provided on page 19 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio: The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, TRS income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on page 18 of this presentation.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands	4Q 2015	YTD 2015
Income/(loss) from unconsolidated entities	$ 1,052	$ 62,329
Management fee	1,103	4,099
Interest expense	7,925	31,589
Depreciation	9,389	38,652
General and administrative	123	820
Other income/expense (includes 717 Olympic casualty expense)	(2,030)	(7,293)
Gain on sale	(372)	(59,445)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest	$ 17,190	$ 70,751

JV Return on Equity ("ROE"): The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"): The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Net income/(loss) attributable to UDR, Inc.	$ 162,200	$ 13,291	$ 86,855	$ 73,822	$ 65,417
Property management	6,445	5,988	5,851	5,694	5,668
Other operating expenses	3,534	2,639	1,769	1,766	2,174
Real estate depreciation and amortization	104,909	90,568	90,344	88,777	91,406
Interest expense	33,170	30,232	29,673	28,800	32,792
Casualty-related (recoveries)/charges, net	(45)	541	843	996	41
General and administrative	17,993	15,824	13,721	12,152	11,722
Tax provision/(benefit), net (includes valuation adjustment)	(1,424)	(633)	(1,404)	(425)	(7,087)
Income/(loss) from unconsolidated entities	(1,052)	(2,691)	573	(59,159)	2,074
Interest and other income, net	(407)	(402)	(382)	(360)	44
Joint venture management and other fees	(3,253)	(3,653)	(3,098)	(12,706)	(3,445)
Other depreciation and amortization	1,899	1,457	1,700	1,623	2,117
(Income)/loss from discontinued operations, net of tax	-	-	-	-	-
(Gain)/loss on sale of real estate owned, net of tax	(172,635)	-	(79,042)	-	(61,267)
Net income/(loss) attributable to noncontrolling interests	14,963	404	3,029	2,595	2,335
Total consolidated NOI	$ 166,297	$ 153,565	$ 150,432	$ 143,575	$ 143,991

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store ("SS") Communities: The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project's annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that previously met the criteria for discontinued operations and were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page 15 of this presentation, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Revenue per Occupied Home: The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Value Creation: Value creation is defined as the difference between the Company's best estimate of the current or expected market value of a community and its original purchase price or cost basis. Underlying valuation estimates and model inputs are provided by the Company. Estimated value creation is not representative of the Company's expectations for its overall financial performance or cash flow growth and there can be no assurances that the value creation implied for any of the Company's communities will be achieved.

Management considers value creation a useful metric for investors as it quantifies how successful the Company's past investments have been and current investments are expected to be.

YTD Same-Store ("SS") Communities: The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP net income/(loss) per share for full year 2016 and first quarter of 2016 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full Year 2016	
	Low	High
Forecasted earnings per diluted share	$ 0.37	$ 0.44
Conversion from GAAP share count	(0.16)	(0.17)
Depreciation	1.54	1.54
Noncontrolling Interests	(0.01)	(0.01)
Preferred Dividends	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 1.75**	**$ 1.81**
Disposition-related FFO	(0.01)	(0.01)
Long-term incentive plan transition costs	0.01	0.01
Forecasted FFO as Adjusted per diluted share and unit	**$ 1.75**	**$ 1.81**
Recurring capital expenditures	(0.16)	(0.16)
Forecasted AFFO per diluted share and unit	**$ 1.59**	**$ 1.65**

	1Q 2016	
	Low	High
Forecasted earnings per diluted share	$ 0.07	$ 0.09
Conversion from GAAP share count	(0.04)	(0.04)
Depreciation	0.39	0.39
Noncontrolling Interests	-	-
Preferred Dividends	-	-
Forecasted FFO per diluted share and unit	**$ 0.42**	**$ 0.44**
Disposition-related FFO	-	-
Long-term incentive plan transition costs	-	-
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.42**	**$ 0.44**
Recurring capital expenditures	(0.02)	(0.02)
Forecasted AFFO per diluted share and unit	**$ 0.40**	**$ 0.42**

Net Debt to EBITDA: The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, and TRS income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided below:

Net Debt-to-EBITDA ($000s)		Quarter Ended December 31, 2015
Net income/(loss) attributable to UDR, Inc.	$	162,200
Adjustments (includes continuing and discontinued operations):		
Interest expense		33,170
Real estate depreciation and amortization		104,909
Real estate depreciation and amortization on unconsolidated joint ventures		9,389
Other depreciation and amortization		1,899
Noncontrolling interests		14,963
Income tax expense/(benefit)		(1,424)
EBITDA	**$**	**325,106**
Gain/(loss) on sale of real estate owned, net of tax		(172,635)
Net (gain)/loss on the sale of unconsolidated depreciable property		(372)
Long-term incentive plan transition costs		884
Acquisition-related costs/(fees), including joint ventures		1,433
Legal claims, net of tax		705
Texas Joint Venture promote and disposition fee income		(372)
Casualty-related (recoveries)/charges, including joint ventures, net		2,173
EBITDA - adjusted for non-recurring items	**$**	**156,922**
Annualized EBITDA – adjusted for non-recurring items	**$**	**627,688**
Interest expense	$	33,170
Capitalized interest expense		3,918
Total interest	$	37,088
Preferred dividends	$	930
Total debt [(1)]	$	3,570,795
Cash		6,742
Net Debt	**$**	**3,564,053**
Interest Coverage Ratio		**8.77x**
Fixed Charge Coverage Ratio		**8.55x**
Interest Coverage Ratio – adjusted for non-recurring items		**4.23x**
Fixed Charge Coverage Ratio – adjusted for non-recurring items		**4.13x**
Net Debt-to-EBITDA, adjusted for non-recurring items		**5.7x**

[(1)] Total debt includes approximately $17.9 million of deferred financing costs, which are reflected as a direct reduction to debt outstanding as of December 31, 2015.

In thousands, except per share amounts	Three Months Ended December 31 2015	2014	Twelve Months Ended December 31 2015	2014
Net income/(loss) attributable to common stockholders	$ 161,270	$ 64,486	$ 336,661	$ 150,610
Real estate depreciation and amortization, including discontinued operations	104,909	91,406	374,598	358,154
Noncontrolling interests (2)	14,963	2,335	16,776	5,508
Real estate depreciation and amortization on unconsolidated joint ventures	9,389	12,207	38,652	42,133
Net (gain)/loss on the sale of unconsolidated depreciable property (3)	(372)	-	(59,445)	-
Net (gain)/loss on the sale of depreciable property, excluding TRS	(172,635)	(63,443)	(251,677)	(144,703)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 117,524	$ 106,991	$ 455,565	$ 411,702
Distributions to preferred stockholders - Series E (Convertible) (4)	930	931	3,722	3,724
FFO attributable to common stockholders and unitholders, diluted	$ 118,454	$ 107,922	$ 459,287	$ 415,426
FFO per common share and unit, basic	$ 0.41	$ 0.41	$ 1.68	$ 1.58
FFO per common share and unit, diluted	$ 0.41	$ 0.40	$ 1.66	$ 1.56
Weighted average number of common shares and OP/DownREIT Units outstanding – basic	285,144	263,149	271,616	260,775
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding - diluted	290,422	268,201	276,699	265,728
Impact of adjustments to FFO:				
Acquisition-related costs/(fees), including joint ventures (5)	$ 1,433	$ 264	$ 3,586	$ 442
Cost/(benefit) associated with debt extinguishment and other	-	-	-	192
Texas Joint Venture promote and disposition fee income (3)	(372)	-	(10,005)	-
Long-term incentive plan transition costs	884	-	3,537	-
(Gain)/loss on sale of land	-	2,176	-	1,056
Net gain on prepayment of note receivable	-	-	-	(8,411)
Legal claims, net of tax	705	-	705	-
Tax benefit associated with the conversion of certain TRS entities into REITs (6)	-	(5,770)	-	(5,770)
Casualty-related (recoveries)/charges, including joint ventures, net (7)	2,173	41	4,809	541
	$ 4,823	$ (3,289)	$ 2,632	$ (11,950)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 123,277	$ 104,633	$ 461,919	$ 403,476
FFO as Adjusted per common share and unit, diluted	$ 0.42	$ 0.39	$ 1.67	$ 1.52
Recurring capital expenditures	(14,419)	(13,944)	(45,467)	(43,921)
AFFO attributable to common stockholders and unitholders	$ 108,858	$ 90,689	$ 416,452	$ 359,555
AFFO per common share and unit, diluted	$ 0.37	$ 0.34	$ 1.51	$ 1.35

(1) See pages 15-18 for definitions and other terms.
(2) See Note 3 in Attachment 1 of our fourth quarter 2015 supplement.
(3) In January 2015, the eight communities held by the Texas joint venture were sold, generating proceeds to UDR of $44.2 million. The Company recorded promote and disposition fee income of approximately $0.4 million and $10.0 million and a gain of approximately $0.4 million and $59.4 million in connection with the sale during the three and twelve months ended December 31, 2015.
(4) Series E preferred shares are dilutive for purposes of calculating FFO per share. Consequently, distributions to Series E preferred shareholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.
(5) Twelve months ended December 31, 2015 acquisition-related costs include $1.5 million related to UDR's share of the West Coast Development joint venture's transaction expenses, which are recorded as income/(loss) from unconsolidated entities in Attachment 1 of our fourth quarter 2015 supplement.
(6) During 4Q14, the Company recognized a one-time tax benefit of $5.8 million related to the conversion of certain taxable REIT subsidiary entities into REIT's.
(7) Casualty-related charges for the three and twelve months ended December 31, 2015 include $2.2 million and $2.5 million related to UDR's share of the 717 Olympic casualty, which is included in income/(loss) from unconsolidated entities in Attachment 1 of our fourth quarter 2015 supplement.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This presentation and these forward-looking statements include UDR's analysis and conclusions and reflect UDR's judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

Investor Relations Contact:
Shelby Noble
snoble@udr.com
720.922.6082